INVITRO INTERNATIONAL REPORTS SECOND QUARTER RESULTS

            COMPANY SIGNS MERGER LETTER OF INTENT WITH MIRAGEN


       Irvine, CA, May 15, 1997 -- InVitro International (Symbol INVI) today reported results for its second quarter ended March 31, 1997. Revenues for the quarter were $164,000 compared to $260,000 for the same quarter in fiscal 1996. The net loss for the quarter declined by 15% to $395,000 ($0.02 per share), compared To $467,000 ($0.04 per share) reported for the same period last year.

       "Despite disappointing core business sales results, we remain encouraged by the prospects for Guardian DNA (TM)," said W. Richard Ulmer, president and CEO for InVitro International. Guardian DNA is the new three-part infant/child safety system that is visioned as a hospital replacement for newborn footprinting; it combines education, documentation and ultimately identification using DNA technology. "Several healthcare institutions are in the process of reviewing Guardian, and/or obtaining the necessary internal approvals, for possible implementation at their respective facilities," Ulmer added.

       On Tuesday, May 13, 1997, the Company signed a letter of intent to merge with Miragen, Inc. (Irvine, CA) in a transaction anticipated to provide current InVitro shareholders with 20% of the combined company's common stock subject to certain adjustments based on business developments prior to a definitive agreement. The new merger opportunity immediately follows the end of negotiations with Shenyang International as a potential merger partner and is contingent upon due diligence examination (already in process), filing of the appropriate materials with the Securities and Exchange Commission and approval by the majority of InVitro shareholders, among other conditions. Assuming the proposed merger is successfully completed, the assets and business of Miragen will be acquired by InVitro and will include all of Miragen's existing assets and proprietary rights relating to human and animal identification products and related technologies. "The synergy between the two companies is both financially and market-driven," said Ulmer. "We believe that InVitro's core technology combined with Miragen's biological and identification products, which include Guardian DNA, address unique marketplaces, and allow us to provide better pricing opportunities to customers and prospects."

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INVITRO REPORTS SECOND QUARTER RESULTS / Page 2

         At the close of business on Wednesday, May 14, 1997, InVitro's securities were removed from The Nasdaq SmallCap Market for non-compliance with NASDAQ listing standards. The Company's common stock will continue to be traded in the over-the-counter market and quoted on the NASD Electronic Bulletin Board.

         Miragen develops, manufactures and sells biological identification and testing technologies used in hospitals, medical laboratories, animal identification, and forensics.

         InVitro International is engaged in the development, manufacture and sale of quality, proprietary preventive products and services to ensure the safekeeping of humans and the environment, and to minimize animal testing in commercial and academic enterprise.

         The statements made in this press release contain certain forward looking statements within the meaning of section 27a of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 that involve a number of risks and uncertainties, including the risk that InVitro may be unable to complete the proposed transaction. Actual events or results may differ from InVitro's expectations. In addition, investors should be apprised of risk factors discussed from time to time in the Company's filings with the Securities and Exchange Commission, including without limitation information set forth in Exhibit 99.1 filed with the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996.


                   [Table of Financial Results Omitted]

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